Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-190038 May 20, 2014 Barclays Bank PLC Trigger Autocallable Optimization Securities
$• Securities linked to the common stock of JPMorgan Chase & Co. due on or about May 31, 2019
$• Securities linked to the common stock of Ford Motor Company due on or about May 31, 2019
$• Securities linked to the common stock of Amgen Inc. due on or about May 31, 2019
Investment Description
Trigger Autocallable Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the performance of the common stock of a specific company (the “Underlying Equity”). If the closing price of the Underlying Equity on any quarterly Observation Date (which will occur first on or about June 4, 2015, and then quarterly thereafter as described on page FWP-4 of this free writing prospectus) is greater than or equal to the closing price of the Underlying Equity on the Trade Date (the “Initial Price”), Barclays Bank PLC will automatically call the Securities and pay you a Call Price equal to the principal amount per Security plus a Call Return. The Call Return increases the longer the Securities are outstanding. If by maturity the Securities have not been called, the Issuer will either repay you the full principal amount or, if the closing price of the Underlying Equity is less than the Trigger Price on the Final Valuation Date, the Issuer will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the decline in the Underlying Equity from the Trade Date to the Final Valuation Date, up to a 100% loss of your principal amount invested. You will receive a positive return on your Securities only if the closing price of the Underlying Equity is greater than or equal to the Initial Price on any Observation Date, including the Final Valuation Date. Investing in the Securities involves significant risks. You may lose some or all of your principal. The Trigger Price is observed only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not, either directly or indirectly, an obligation of any third party. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the Securities and you could lose your entire investment.
Features	Key Dates1
❑  Call Return — Barclays Bank PLC will automatically call the Securities for a Call Price equal to the principal amount plus the applicable Call Return based on the Call Return Rate if the closing price of the Underlying Equity on any quarterly Observation Date (beginning June 4, 2015) is greater than or equal to the Initial Price. If the Securities are not called, investors will have the potential for downside market exposure to the Underlying Equity at maturity.

❑  Contingent Repayment of Principal Amount at Maturity — If you hold the Securities to maturity, the Securities have not been called on any Observation Date including the Final Valuation Date and the closing price of the Underlying Equity is greater than or equal to the Trigger Price on the Final Valuation Date, Barclays Bank PLC will pay your full principal amount. However, If the closing price of the Underlying Equity is less than the Trigger Price on the Final Valuation Date, Barclays Bank PLC will pay less than your principal amount, if anything, resulting in a loss of your investment that will be proportionate to the full negative Underlying Return. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the issuer.
	Trade Date:	May 28, 2014
	Settlement Date:	May 30, 2014
	Observation Dates2:	Quarterly, commencing on June 4, 2015 (See page FWP-4)
	Final Valuation Date2:	May 24, 2019
	Maturity Date2:	May 31, 2019
1
Expected. In the event we make any change to the expected Trade Date or Settlement Date, the Observation Dates, including the Final Valuation Date, and/or the Maturity Date may be changed so that the stated term of the Securities remains the same.

2
Subject to postponement in the event of a market disruption event as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING EQUITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE FWP-6 AND UNDER “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT OF THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
Security Offerings
The following preliminary terms relate to three separate Securities we are offering. Each of the three Securities is linked to the common stock of a different company, and each of the three Securities has its own Initial Price, Call Return Rate and Trigger Price, as specified in the table below. The Initial Price and Trigger Price for each Security will be set on the Trade Date. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.
Underlying Equity	Call Return Rate	Initial Price	Trigger Price	CUSIP / ISIN
JPMorgan Chase & Co. (JPM)	8.00% per annum	$•	69.00% to 75.00% of the Initial Price	06742K196 / US06742K1960
Ford Motor Company (F)	9.00% per annum	$•	64.00% to 69.00% of the Initial Price	06742K188 / US06742K1887
Amgen Inc. (AMGN)	8.00% per annum	$•	61.00% to 67.00% of the Initial Price	06742K170 / US06742K1705

See “Additional Information about Barclays Bank PLC and the Securities” on page FWP-2 of this free writing prospectus. The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013 and this free writing prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.
	Initial Issue Price1		Underwriting Discount		Proceeds to Barclays Bank PLC
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of JPMorgan Chase & Co.	$•	$10.00	$•	$0.25	$•	$9.75
Securities linked to the common stock of Ford Motor Company	$•	$10.00	$•	$0.25	$•	$9.75
Securities linked to the common stock of Amgen Inc.	$•	$10.00	$•	$0.25	$•	$9.75

1
Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is expected to be between $9.325 and $9.580 per Security for Securities linked to the common stock of JPMorgan Chase & Co., between $9.325 and 9.574 for Securities linked to the common stock of Ford Motor Company and between $9.250 and $9.499 per Security for Securities linked to the common stock of Amgen Inc. In respect of each offering, the estimated value is expected to be less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 of this free writing prospectus.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and these offerings. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

You may revoke your offer to purchase the Securities at any time prior to the pricing as described on the cover of this free writing prospectus. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this free writing prospectus differ from those in the prospectus or prospectus supplement, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated July 19, 2013
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

♦	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the three different series of Trigger Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities

The range of the estimated values of the Securities referenced above may not correlate on a linear basis with the ranges for the applicable Trigger Price set forth in this free writing prospectus. We determined the size of the range for the Trigger Price in respect of each offering described in this free writing prospectus based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Securities. The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public (the “Trade Date”) based on prevailing market conditions on the Trade Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is expected to be less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately eight months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page FWP-6 of this free writing prospectus.

You may revoke your offer to purchase the Securities at any time prior to the Trade Date. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their Trade Date. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

FWP-2

Investor Suitability

The Securities may be suitable for you if:	The Securities may not be suitable for you if:

♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the Underlying Equity.

♦    You believe the closing price of the Underlying Equity will equal or exceed the Initial Price on any one of the specified Observation Dates, including the Final Valuation Date.

♦    You understand and accept that you will not participate in any appreciation of the Underlying Equity, which may be significant, and are willing to make an investment whose return is limited to the applicable Call Return.

♦    You are willing to hold securities that will be called on the earliest Observation Date on which the closing price of the Underlying Equity is greater than or equal to the Initial Price, or you are otherwise willing to hold such securities to maturity, and accept that there may be little or no secondary market for the Securities.

♦    You would be willing to invest in the Securities if the Trigger Price percentage were set equal to the top of the applicable range specified on the cover of this free writing prospectus (the actual Trigger Price for each Security will be determined on the Trade Date).

♦    You do not seek current income from this investment and you are willing to forgo any dividends paid on the Underlying Equity.

♦    You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations, you might not receive any payments due to you, including any repayment of principal.

♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You require an investment designed to provide a full return of principal at maturity, you cannot tolerate a loss of all or a substantial portion of your investment or you are not willing to make an investment that may have the full downside market risk of an investment in the Underlying Equity.

♦    You do not believe the closing price of the Underlying Equity will equal or exceed the Initial Price on any one of the specified Observation Dates, including the Final Valuation Date, or you believe the closing price of the Underlying Equity will decrease below the Trigger Price on the Final Valuation Date.

♦    You seek an investment that participates in the full appreciation of the Underlying Equity and whose return is not limited to the specified Call Return.

♦    You are unable or unwilling to hold securities that will be called on the earliest Observation Date on which the closing price of the Underlying Equity is greater than or equal to the Initial Price, or you are otherwise unable or unwilling to hold such securities to maturity and seek an investment for which there will be an active secondary market.

♦    You would be unwilling to invest in the Securities if the Trigger Price percentage were set equal to the top of the applicable range specified on the cover of this free writing prospectus (the actual Trigger Price for each Security will be determined on the Trade Date).

♦    You seek current income from your investment or you prefer to receive any dividends paid on the Underlying Equity.

♦    You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦    You are not willing or are unable to assume the credit risk associated with Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page FWP-6 of this free writing prospectus as well as the ‘Risk Factors’ beginning on page S-5 of the prospectus supplement for risks related to an investment in the Securities.

FWP-3

Indicative Terms1

Issuer:	Barclays Bank PLC
Issue Price:	$10.00 per Security
Principal Amount:	$10.00 per Security (subject to minimum investment of 100 Securities)
Term2:	Approximately five years, unless called earlier
Underlying Equity3:	The common stock of a specific company, as set forth on the cover of this free writing prospectus
Call Feature:
The Securities will be called if the closing price of the Underlying Equity on any Observation Date is greater than or equal to the Initial Price. If the Securities are called, you will receive on the applicable Call Settlement Date a cash payment per $10.00 principal amount of each Security equal to the Call Price for the applicable Observation Date

Observation Dates2,4:
The first Observation Date will occur on or about June 4, 2015; Observation Dates will occur quarterly thereafter as listed below under “Call Return/Call Return Rate.” The final Observation Date, May 24, 2019, will be the “Final Valuation Date.”

Call Settlement Dates:	Two (2) business days following the applicable Observation Date; provided that, if the Securities are called on the Final Valuation Date, the related Call Settlement Date will be the Maturity Date.
Call Price:	The Call Price will be calculated based on the following formula: $10.00 + ($10.00 × Call Return)
Call Return/Call Return Rate:
The Call Price will be based upon the applicable Call Return. The Call Return increases the longer the Securities are outstanding. The Call Return Rate for the Securities linked to the common stock of JPMorgan Chase & Co. is equal to 8.00% per annum, the Call Return Rate for the Securities linked to the common stock of Ford Motor Company is 9.00% per annum and the Call Return Rate for the Securities linked to the common stock of Amgen Inc. is equal to 8.00% per annum.

		Securities linked to the common stock of JPMorgan Chase & Co.		Securities linked to the common stock of Ford Motor Company		Securities linked to the common stock of Amgen Inc.
Observation Date2,4	Call Settlement Date2,4	Call Return	Call Price	Call Return	Call Price	Call Return	Call Price
June 4, 2015	June 8, 2015	8.00%	$10.800	9.00%	$10.900	8.00%	$10.800
August 27, 2015	August 31, 2015	10.00%	$11.000	11.25%	$11.125	10.00%	$11.000
November 25, 2015	November 30, 2015	12.00%	$11.200	13.50%	$11.350	12.00%	$11.200
February 25, 2016	February 29, 2016	14.00%	$11.400	15.75%	$11.575	14.00%	$11.400
May 26, 2016	May 31, 2016	16.00%	$11.600	18.00%	$11.800	16.00%	$11.600
August 29, 2016	August 31, 2016	18.00%	$11.800	20.25%	$12.025	18.00%	$11.800
November 28, 2016	November 30, 2016	20.00%	$12.000	22.50%	$12.250	20.00%	$12.000
February 24, 2017	February 28, 2017	22.00%	$12.200	24.75%	$12.475	22.00%	$12.200
May 26, 2017	May 31, 2017	24.00%	$12.400	27.00%	$12.700	24.00%	$12.400
August 29, 2017	August 31, 2017	26.00%	$12.600	29.25%	$12.925	26.00%	$12.600
November 28, 2017	November 30, 2017	28.00%	$12.800	31.50%	$13.150	28.00%	$12.800
February 26, 2018	February 28, 2018	30.00%	$13.000	33.75%	$13.375	30.00%	$13.000
May 29, 2018	May 31, 2018	32.00%	$13.200	36.00%	$13.600	32.00%	$13.200
August 29, 2018	August 31, 2018	34.00%	$13.400	38.25%	$13.825	34.00%	$13.400
November 28, 2018	November 30, 2018	36.00%	$13.600	40.50%	$14.050	36.00%	$13.600
February 26, 2019	February 28, 2019	38.00%	$13.800	42.75%	$14.275	38.00%	$13.800
May 24, 2019	May 31, 2019	40.00%	$14.000	45.00%	$14.500	40.00%	$14.000

Payment at Maturity (per Security):
If the Securities are not called and the Final Price is greater than or equal to the Trigger Price on the Final Valuation Date, Barclays Bank PLC will pay you a cash payment on the Maturity Date equal to $10.00 per $10.00 principal amount Security.

If the Securities are not called and the Final Price is less than the Trigger Price on the Final Valuation Date, Barclays Bank PLC will pay you a cash payment on the Maturity Date that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative Underlying Return; equal to:

$10.00 × (1 + Underlying Return)

If the Securities are not called and the Final Price is less than the Trigger Price, your principal is fully exposed to any decline in the Underlying Equity and you will lose some or all of the principal amount of the Securities at maturity.

Underlying Return:	Final Price – Initial Price Initial Price
Trigger Price:
A percentage of the Initial Price of the Underlying Equity, as specified on the cover of this free writing prospectus. The actual Trigger Price for each Underlying Equity will be set on the Trade Date.

Initial Price:	The closing price of the Underlying Equity on the Trade Date
Final Price:	The closing price of the Underlying Equity on the Final Valuation Date
Calculation Agent:	Barclays Bank PLC

1	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
2
In the event that we make any change to the expected Trade Date or Settlement Date, the Observation Dates, including the Final Valuation Date, and/or the Maturity Date may be changed to ensure that the stated term of the Securities remains the same.

3
For a description of adjustments that may affect the Underlying Equity, see “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.

4
Subject to postponement in the event of a market disruption event as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

FWP-4

Investment Timeline

Trade Date	The closing price of the Underlying Equity (the Initial Price) is observed, and the Trigger Price is determined.

Quarterly (commencing after one year)
The Securities will be called if the closing price of the Underlying Equity on any Observation Date is greater than or equal to the Initial Price.

If the Securities are called, Barclays Bank PLC will pay the Call Price for the applicable Observation Date equal to the principal amount plus the applicable Call Return.

Maturity Date
The Final Price and Underlying Return are determined as of the Final Valuation Date.

If the Securities have not been called and the Final Price is greater than or equal to the Trigger Price, Barclays Bank PLC will repay the principal amount equal to $10.00 per Security.

If the Securities have not been called and the Final Price is less than the Trigger Price, Barclays Bank PLC will repay less than the principal amount, if anything, resulting in a loss proportionate to the decline of the Underlying Equity equal to:

$10.00 × (1 + Underlying Return) per Security

If the Securities are not called and the Final Price is less than the Trigger Price, your principal is fully exposed to any decline in the Underlying Equity and you will lose some or all of the principal amount of the Securities at maturity.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL. THE TRIGGER PRICE IS OBSERVED ONLY ON THE FINAL VALUATION DATE, AND THE CONTINGENT REPAYMENT OF PRINCIPAL APPLIES ONLY IF YOU HOLD THE SECURITIES TO MATURITY. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER AND IS NOT, EITHER DIRECTLY OR INDIRECTLY, AN OBLIGATION OF ANY THIRD PARTY. IF THE ISSUER WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

FWP-5

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the Underlying Equity. These risks are explained in more detail in the “Risk Factors” section of the accompanying prospectus supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount at maturity. The return on the Securities depends on whether the closing price of the Underlying Equity is greater than or equal to the Initial Price on an Observation Date, and if the Securities are not called, whether the Final Price of the Underlying Equity is greater than or equal to the Trigger Price. If the Securities are not called, the Issuer will only pay you the principal amount of your Securities if the Final Price of the Underlying Equity is greater than or equal to the Trigger Price and will only make such payment at maturity. If the Securities are not called and the Final Price is less than the Trigger Price, you will be exposed to the full negative return of the Underlying Equity and you will lose some or all of your initial investment in an amount proportionate to the negative Underlying Return.  Accordingly, if the Final Price has declined below the Trigger Price, you risk losing 100% of your principal.

♦
Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if the price of the Underlying Equity is above the Trigger Price.

♦
The call feature limits your potential return — The return potential of the Securities as of any Observation Date is limited to the applicable Call Return, regardless of the appreciation of the Underlying Equity, which may be significant. You will not participate in any appreciation of the Underlying Equity. Therefore, you may receive a lower payment if the Securities are automatically called or at maturity, as the case may be, than you would have if you had invested directly in the Underlying Equity. In addition, because the Call Return increases the longer the Securities are outstanding, the Call Price payable on the first Observation Date is less than the Call Price payable for later Observation Dates. As the Securities could be called as early as the first Observation Date, the total return on the Securities could be minimal.

♦
Reinvestment risk — If your Securities are called early, the holding period over which you would receive the per annum Call Return Rate could be as short as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are called prior to the Maturity Date.

♦
Higher Call Return Rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Underlying Equity reflects a higher expectation as of the Trade Date that the price of the Underlying Equity could close below the Trigger Price on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Call Return Rate for that Security. However, while the Call Return Rate is a fixed percentage, the Underlying Equity’s volatility may change significantly over the term of the Securities. The price of the Underlying Equity could fall sharply, which could result in a significant loss of principal.

♦
There is a high probability that the Securities will be called or that the Underlying Equity will fall below the Trigger Price — Due to volatility in the price of the Underlying Equity, there is a high probability that your Securities will be called before the Maturity Date, limiting the appreciation potential of the Securities. At the same time, there is also a high probability that the Underlying Equity will close below the Trigger Price on the Final Valuation Date, exposing you to the loss of some or all of your principal investment.

♦
No interest payments — The Issuer will not make periodic interest payments on the Securities, and the return on the Securities is determined by the performance of the Underlying Equity from the Trade Date to the applicable Observation Date, including the Final Valuation Date.

♦
Credit of Issuer — The Securities are unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party.  As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amounts owed to you under the terms of the Securities.

♦
There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation as specified on the cover of this free writing prospectus to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

♦
Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Calculation Agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying Equity.

FWP-6

♦
Potential Barclays Bank PLC impact on market price of the Underlying Equity — Trading or transactions by Barclays Bank PLC or its affiliates in the Underlying Equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Equity may adversely affect the market price of the Underlying Equity and, therefore, the market value of the Securities.

♦
Single equity risk — The price of the Underlying Equity can rise or fall sharply due to factors specific to the Underlying Equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the Underlying Equity.

♦
Owning the Securities is not the same as owning the Underlying Equity — The return on your Securities may not reflect the return you would realize if you actually owned the Underlying Equity. For instance, as a holder of the Securities, you will not have voting rights, rights to receive cash dividends or other distributions, or any other rights that holders of the Underlying Equity would have. Further, you will not participate in any appreciation of the Underlying Equity, which could be significant even though you may be exposed to any decline of the Underlying Equity at maturity.

♦
Antidilution adjustments — For certain corporate events affecting the Underlying Equity, the Calculation Agent may make adjustments to the amount payable on the Securities. However, the Calculation Agent will not make such adjustments in response to all events that could affect the Underlying Equity. If an event occurs that does not require the Calculation Agent to make such adjustments, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the Calculation Agent, which will be binding on you absent manifest error. The Calculation Agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this free writing prospectus or the prospectus supplement as necessary to achieve an equitable result.

♦
In some circumstances, the payment you receive on the Securities may be based on the shares of another company and not the Underlying Equity — Following certain corporate events relating to the issuer of the Underlying Equity where the issuer is not the surviving entity, your return on the Securities paid by the Issuer may be based on the shares of a successor to the Underlying Equity issuer or any cash or any other assets distributed to holders of the Underlying Equity in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information, see the section “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” of the prospectus supplement.

♦
Many economic and market factors will affect the value of the Securities — In addition to the price of the Underlying Equity on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying Equity;

♦	the time to maturity of the Securities;

♦	the dividend rate on the Underlying Equity;

♦	interest and yield rates in the market generally;

♦	supply and demand for the Securities;

♦	a variety of economic, financial, political, regulatory or judicial events; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

♦
The estimated value of your Securities is expected to be lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is expected to be lower, and may be significantly lower, than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

♦
The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

♦
The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for

FWP-7

similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

♦
The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page FWP-2 for further information.

♦
We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

♦
The U.S. federal income tax consequences of an investment in the Securities are uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid forward contracts.  If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of the ownership and disposition of the Securities could be materially and adversely affected.  In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

FWP-8

Hypothetical Examples

The examples below illustrate the payment upon a call or at maturity for a $10.00 principal amount Security on a hypothetical offering of the Securities, with the assumptions as set forth below*. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the total payment per $10.00 principal amount Security over the term of the Securities to $10.00. The actual Initial Price and Trigger Price in respect of each offering will be determined on the Trade Date, and the actual Call Return Rate in respect of each offering is set forth on the cover of this free writing prospectus and under “Indicative Terms” above. The examples below do not take into account any tax consequences from investing in the Securities. Numbers in the examples below have been rounded for ease of analysis.

Principal Amount:	$10.00
Term	Approximately five years
Hypothetical Initial Price:	$100.00
Hypothetical Call Return Rate:	9.00% per annum (or 2.25% per quarterly period)
Observation Dates:	Observation Dates will occur quarterly, commencing after one year, as set forth under “Indicative Terms” in this free writing prospectus.
Hypothetical Trigger Price:	$80.00 (which is 80.00% of the Initial Price)

* Terms used for purposes of these hypothetical examples may not represent the actual Initial Price or Trigger Price applicable to any Security offering described in this free writing prospectus.  The actual Initial Price and Trigger Price applicable to each Security offering will be determined on the Trade Date.

Example 1 — Securities Are Called on the First Observation Date

Closing Price at first Observation Date:	$110.00 (at or above Initial Price, Securities are called)
Call Price (per $10.00)	$10.90

Because the Securities are called on the first Observation Date, the Issuer will pay you on the Call Settlement Date a total Call Price of $10.90 per $10.00 principal amount (9.00% total return on the Securities).

Example 2 — Securities Are Called on the Final Valuation Date

Closing Price at first Observation Date:	$88.00 (below Initial Price, Securities NOT called)
Closing Price at second Observation Date:	$46.00 (below Initial Price, Securities NOT called)
Closing Price at third through sixteenth Observation Date:	Various (below Initial Price, Securities NOT called)
Closing Price at Final Valuation Date:	$110.00 (at or above Initial Price, Securities are called)
Call Price (per $10.00)	$14.50

Because the Securities are called on the Final Valuation Date, the Issuer will pay you on the Call Settlement Date (which coincides with the maturity date in this example) a total Call Price of $14.50 per $10.00 principal amount (45.00% total return on the Securities).

Example 3 — Securities Are NOT Called and the Final Price Is Greater Than or Equal to the Trigger Price on the Final Valuation Date

Closing Price at first Observation Date:	$80.00 (below Initial Price, Securities NOT called)
Closing Price at second Observation Date:	$78.00 (below Initial Price, Securities NOT called)
Closing Price at third through sixteenth Observation Date:	Various (below Initial Price, Securities NOT called)
Closing Price at Final Valuation Date:	$85.00 (below Initial Price, but above the Trigger Price, Securities NOT called)
Payment at Maturity (per $10.00)	$10.00

Because the Securities are not called and the Final Price is not less than the Trigger Price on the Final Valuation Date, at maturity, the Issuer will pay you a total of $10.00 per $10.00 principal amount (a 0.00% return on the Securities).

Example 4 — Securities Are NOT Called and the Final Price Is Less Than the Trigger Price on the Final Valuation Date

Closing Price at first Observation Date:	$82.00 (below Initial Price, Securities NOT called)
Closing Price at second Observation Date:	$78.00 (below Initial Price, Securities NOT called)
Closing Price at third through sixteenth Observation Date:	Various (below Initial Price, Securities NOT called)
Closing Price at Final Valuation Date:	$45.00 (below Initial Price and Trigger Price, Securities NOT called)
Payment at Maturity (per $10.00)	$10.00 × (1 + Underlying Return) $10.00 × (1 – 55.00%) $4.50

Because the Securities are not called and the Final Price is less than the Trigger Price on the Final Valuation Date, at maturity, the Issuer will pay you a total of $4.50 per $10.00 principal amount (a 55.00% loss on the Securities).

If the Underlying Return is negative and the Final Price is less than the Trigger Price, at maturity the Issuer will repay less than the full principal amount, if anything, resulting in a loss of principal to investors that is proportionate to the decline of the Underlying Equity from the Trade Date to the Final Valuation Date.

FWP-9

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement.  The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.  The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Underlying Equity.  Assuming this treatment is respected, gain or loss on your Securities should be treated as long-term capital gain or loss if you hold your Securities for more than a year, whether or not you are an initial purchaser of Securities at the original issue price.  However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected.  In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the ”constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.  You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Securities. While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Securities. Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

FWP-10

Information about the Underlying Equities

Included in the following pages is a brief description of the issuers of each of the Underlying Equities. This information has been obtained from publicly available sources. Also set forth below is a table that provides the quarterly high and low closing prices for each Underlying Equity. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the Underlying Equity as an indication of future performance.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities —Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of the Underlying Equity can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We have not independently verified any of the information herein obtained from outside sources.

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a global financial services firm.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 001-05805. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “JPM.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the Underlying Equity, based on daily closing prices on the New York Stock Exchange, as reported by Bloomberg. The closing price of the Underlying Equity on May 19, 2014 was $53.83. The actual Initial Price will be the closing price of the Underlying Equity on the Trade Date. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the Underlying Equity should not be taken as an indication of the future performance of the Underlying Equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/1/2008	3/31/2008	$48.25	$36.48	$42.95
4/1/2008	6/30/2008	$49.25	$34.31	$34.31
7/1/2008	9/30/2008	$48.24	$31.02	$46.70
10/1/2008	12/31/2008	$49.85	$22.72	$31.53
1/1/2009	3/31/2009	$31.35	$15.90	$26.58
4/1/2009	6/30/2009	$38.94	$27.25	$34.11
7/1/2009	9/30/2009	$46.47	$32.27	$43.82
10/1/2009	12/31/2009	$47.16	$40.27	$41.67
1/1/2010	3/31/2010	$45.02	$37.70	$44.75
4/1/2010	6/30/2010	$47.81	$36.61	$36.61
7/1/2010	9/30/2010	$41.64	$35.63	$38.07
10/1/2010	12/31/2010	$42.67	$36.96	$42.42
1/1/2011	3/31/2011	$48.00	$43.40	$46.10
4/1/2011	6/30/2011	$47.64	$39.49	$40.94
7/1/2011	9/30/2011	$42.29	$29.27	$30.12
10/1/2011	12/31/2011	$37.02	$28.38	$33.25
1/1/2012	3/31/2012	$46.27	$34.91	$45.98
4/1/2012	6/30/2012	$46.13	$31.00	$35.73
7/1/2012	9/30/2012	$41.57	$33.90	$40.48
10/1/2012	12/31/2012	$44.53	$39.29	$43.97
1/1/2013	3/31/2013	$51.00	$44.57	$47.46
4/1/2013	6/30/2013	$55.62	$46.64	$52.79
7/1/2013	9/30/2013	$56.67	$50.32	$51.69
10/1/2013	12/31/2013	$58.48	$50.75	$58.48
1/1/2014	3/31/2014	$61.07	$54.31	$60.71
4/1/2014	5/19/2014*	$60.67	$53.31	$53.83

*
Information for the second calendar quarter of 2014 includes data for the period from April 1, 2014 through May 19, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2014.

FWP-11

The graph below illustrates the performance of the Underlying Equity from January 2, 2008 to May 19, 2014. The dotted line represents a hypothetical Trigger Price of $38.76, which is equal to 72.00% of the closing price on May 19, 2014 (72.00% is the midpoint of the range of 69.00% to 75.00% for the actual Trigger Price percentage). The actual Trigger Price percentage will be determined on the Trade Date, and the actual Trigger Price will be based on the closing price of the Underlying Equity on the Trade Date.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Underlying Equity based on the daily closing price of the Underlying Equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the Underlying Equity is not an indication of future performance. Future performance of the Underlying Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Underlying Equity will result in the return of any of your initial investment.

FWP-12

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) is a producer of cars and trucks and provides automotive financing.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 001-03950. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “F.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the Underlying Equity, based on daily closing prices on the New York Stock Exchange, as reported by Bloomberg. The closing price of the Underlying Equity on May 19, 2014 was $15.92. The actual Initial Price will be the closing price of the Underlying Equity on the Trade Date. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the Underlying Equity should not be taken as an indication of the future performance of the Underlying Equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/1/2008	3/31/2008	$6.85	$5.11	$5.72
4/1/2008	6/30/2008	$8.48	$4.81	$4.81
7/1/2008	9/30/2008	$6.03	$4.17	$5.20
10/1/2008	12/31/2008	$4.55	$1.26	$2.29
1/1/2009	3/31/2009	$2.94	$1.58	$2.63
4/1/2009	6/30/2009	$6.41	$2.74	$6.07
7/1/2009	9/30/2009	$8.44	$5.35	$7.21
10/1/2009	12/31/2009	$10.20	$6.84	$10.00
1/1/2010	3/31/2010	$14.10	$10.28	$12.57
4/1/2010	6/30/2010	$14.46	$9.88	$10.08
7/1/2010	9/30/2010	$13.16	$10.16	$12.24
10/1/2010	12/31/2010	$17.00	$12.26	$16.79
1/1/2011	3/31/2011	$18.79	$14.01	$14.91
4/1/2011	6/30/2011	$15.79	$12.78	$13.79
7/1/2011	9/30/2011	$14.12	$9.62	$9.67
10/1/2011	12/31/2011	$12.51	$9.37	$10.76
1/1/2012	3/31/2012	$12.96	$11.13	$12.49
4/1/2012	6/30/2012	$12.64	$9.59	$9.59
7/1/2012	9/30/2012	$10.59	$8.92	$9.86
10/1/2012	12/31/2012	$12.95	$9.79	$12.95
1/1/2013	3/31/2013	$14.30	$12.13	$13.15
4/1/2013	6/30/2013	$15.90	$12.44	$15.47
7/1/2013	9/30/2013	$17.66	$15.74	$16.87
10/1/2013	12/31/2013	$17.76	$15.15	$15.43
1/1/2014	3/31/2014	$16.73	$14.55	$15.60
4/1/2014	5/19/2014*	$16.46	$15.46	$15.92

*
Information for the second calendar quarter of 2014 includes data for the period from April 1, 2014 through May 19, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2014.

FWP-13

The graph below illustrates the performance of the Underlying Equity from January 2, 2008 to May 19, 2014. The dotted line represents a hypothetical Trigger Price of $10.59, which is equal to 66.50% of the closing price on May 19, 2014 (66.50% is the midpoint of the range of 64.00% to 69.00% for the actual Trigger Price percentage). The actual Trigger Price percentage will be determined on the Trade Date, and the actual Trigger Price will be based on the closing price of the Underlying Equity on the Trade Date.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Underlying Equity based on the daily closing price of the Underlying Equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the Underlying Equity is not an indication of future performance. Future performance of the Underlying Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Underlying Equity will result in the return of any of your initial investment.

FWP-14

Amgen Inc.

According to publicly available information, Amgen Inc. (the “Company”) is a an independent biotechnology company that develops medicines and therapeutic products for patients with serious illnesses.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 000-12477. The Company’s common stock is listed on the NASDAQ Stock Market under the ticker symbol “AMGN.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the Underlying Equity, based on daily closing prices on the NASDAQ Stock Market, as reported by Bloomberg. The closing price of the Underlying Equity on May 19, 2014 was $112.08. The actual Initial Price will be the closing price of the Underlying Equity on the Trade Date. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the Underlying Equity should not be taken as an indication of the future performance of the Underlying Equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/1/2008	3/31/2008	$48.14	$39.97	$41.78
4/1/2008	6/30/2008	$47.16	$41.49	$47.16
7/1/2008	9/30/2008	$65.89	$48.64	$59.27
10/1/2008	12/31/2008	$61.55	$47.57	$57.75
1/1/2009	3/31/2009	$59.65	$46.27	$49.52
4/1/2009	6/30/2009	$53.11	$45.11	$52.94
7/1/2009	9/30/2009	$64.42	$51.47	$60.23
10/1/2009	12/31/2009	$61.83	$52.12	$56.57
1/1/2010	3/31/2010	$60.12	$55.71	$59.76
4/1/2010	6/30/2010	$61.14	$50.36	$52.60
7/1/2010	9/30/2010	$56.32	$50.93	$55.11
10/1/2010	12/31/2010	$57.96	$52.69	$54.90
1/1/2011	3/31/2011	$57.31	$50.95	$53.45
4/1/2011	6/30/2011	$61.17	$53.08	$58.35
7/1/2011	9/30/2011	$58.30	$48.27	$54.95
10/1/2011	12/31/2011	$64.74	$53.90	$64.21
1/1/2012	3/31/2012	$69.84	$63.76	$67.99
4/1/2012	6/30/2012	$73.04	$65.59	$73.04
7/1/2012	9/30/2012	$84.84	$73.85	$84.32
10/1/2012	12/31/2012	$90.16	$83.99	$86.32
1/1/2013	3/31/2013	$102.51	$82.07	$102.51
4/1/2013	6/30/2013	$113.34	$94.60	$98.66
7/1/2013	9/30/2013	$117.60	$95.81	$111.94
10/1/2013	12/31/2013	$118.61	$106.28	$114.16
1/1/2014	3/31/2014	$127.47	$113.48	$123.34
4/1/2014	5/19/2014*	$126.07	$110.29	$112.08

*
Information for the second calendar quarter of 2014 includes data for the period from April 1, 2014 through May 19, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2014.

FWP-15

The graph below illustrates the performance of the Underlying Equity from January 2, 2008 to May 19, 2014. The dotted line represents a hypothetical Trigger Price of $71.73, which is equal to 64.00% of the closing price on May 19, 2014 (64.00% is the midpoint of the range of 61.00% to 67.00% for the actual Trigger Price percentage). The actual Trigger Price percentage will be determined on the Trade Date, and the actual Trigger Price will be based on the closing price of the Underlying Equity on the Trade Date.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Underlying Equity based on the daily closing price of the Underlying Equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the Underlying Equity is not an indication of future performance. Future performance of the Underlying Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Underlying Equity will result in the return of any of your initial investment.

FWP-16

Supplemental Plan of Distribution

We will agree to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents”, and the Agents will agree to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) and will contain the final pricing terms of the Securities. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of the pricing supplement to its affiliates.

We or our affiliates will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that will be indicated on the cover of the pricing supplement that will be available in connection with the sale of the Securities.

FWP-17